Exhibit 23.1

Consent of Independent Auditors

We hereby consent to the incorporation by reference in the Registration Statements on Form S-1 (No. 333-262228) and Form S-8 (No. 333-256062) of Esports Technologies, Inc. of our report dated January 21, 2022, relating to the carve-out combined financial statements of the Aspire Global plc. - B2C Business as of and for the years ended September 30, 2021 and 2020 appearing in this Current Report on Form 8-K/A.

/s/ Ziv Haft

Ziv Haft

Certified Public Accountants, Isr.

BDO Member Firm

January 21, 2022

Tel Aviv, Israel